UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2015

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) TECO Energy, Inc. (the “Corporation”) held its annual meeting of shareholders on April 29, 2015.

(b) Based upon the votes reported below, the shareholders (i) elected all of the nominees for director; (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditor for 2015; (iii) approved, on an advisory basis, the compensation of the Corporation’s named executive officers; and (iv) did not approve the shareholder proposal requesting the issuance of a political contributions report.

Election of Directors

Director	For	Against	Abstentions	Broker Non-Votes
James L. Ferman, Jr.	156,477,681	4,891,865	2,181,773	48,670,880
Evelyn V. Follit	161,116,269	1,640,622	794,428	48,670,880
Sherrill W. Hudson	157,045,318	5,677,944	828,057	48,670,880
Joseph P. Lacher	160,376,203	2,360,109	815,007	48,670,880
Loretta A. Penn	161,119,631	1,609,212	822,476	48,670,880
John B. Ramil	158,122,342	4,608,674	820,298	48,670,880
Tom L. Rankin	157,340,957	5,356,444	853,918	48,670,880
William D. Rockford	158,085,938	4,645,453	819,928	48,670,880
Paul L. Whiting	159,853,870	2,886,339	811,110	48,670,880

Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2015

For	Against	Abstentions	Broker Non-Votes
208,190,072	3,169,439	862,688	0

Advisory approval of executive compensation

For	Against	Abstentions	Broker Non-Votes
153,248,325	8,880,533	1,422,461	48,670,880

Shareholder proposal regarding political contributions policy and report

For	Against	Abstentions	Broker Non-Votes
51,488,763	99,241,724	12,820,832	48,670,880

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015		TECO ENERGY, INC.
(Registrant)

	By:	/s/ David E. Schwartz
David E. Schwartz
Vice President-Governance, Associate General Counsel and Corporate Secretary